INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in Registration Statements No. 33-54783 and No. 33-54789 of
Gottschalks Inc. on form S-8 of our report dated February
27, 1997 (March 13, 1997 as to Paragraph 4 of Note 3), appearing in this Annual Report on Form 10-K of Gottschalks Inc. for the year ended February 1, 1997.


\s\ Deloitte & Touche LLP

Fresno, California
April 9, 1997